SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)  July 2, 1997


                              HOME HOLDINGS INC.
            (Exact name of registrant as specified in its charter)


         Delaware                  0-19347                   13-3584978
        (State of             (Commission file           (I.R.S. Employer
      Incorporation)              number)               Identification No.)


             59 Maiden Lane, New York, New York        10038-4548
          (Address or principal executive office)      (Zip Code)


     Registrant's telephone number including area code  (212) 530-6600



          Item 5.  Other Events

                    On July 2, 1997, the Supreme Court of New York County, New York, issued an Order and Judgment (and a related Decision and Order) relating to The Home Insurance Company v. Olympia & York Maiden Lane Company, et al. (Index No. 603714/96), an action arising between Plaintiff The Home Insurance Company ("Home Insurance") and Defendant Olympia & York Maiden Lane Company ("O&YMLC"). Home Insurance is a New Hampshire-domiciled property and casualty insurance company and the principal subsidiary of the Registrant. O&YMLC is Home Insurance's landlord at 59 Maiden Lane, New York, New York, the commercial premises of which Home Insurance is the primary tenant, and in connection with which the litigation between Home Insurance and O&YMLC has arisen.

                    In its Order and Judgment, the Court extended through July 7, 1997 a stay of entry and execution of judgment against Home Insurance granted by Order, dated December 30, 1996 (the "December 30 Order") for (i) $18,995,262.33, an amount equaling all rental arrears due and owing from June 1, 1996 to November 30, 1996; plus
          (ii) $1,424,869.68, an amount equaling statutory interest from September 1, 1996 through June 30, 1997.

                    The Court also ordered (i) O&YMLC to serve upon Home Insurance a verified and itemized schedule of all arrears of rent, additional rent and other charges due and owing that were not included in the $18,995,262.33 amount listed above, and (ii) Home Insurance to deposit with a temporary receiver the amount listed in such verified and itemized schedule within ten (10) court days after O&YMLC serves the schedule upon Home Insurance.

                    Under the terms of an Order of Supervision, dated March 3, 1997, issued by the Commissioner of Insurance (the "Commissioner") of the State of New Hampshire and relating to Home Insurance, (i) Home Insurance may not make any single payment to a claimant in excess of $1,000,000 without the prior approval of the Commissioner; and (ii) the Commissioner has final authority to approve, disapprove or otherwise control (including the power to direct) the settlement of any dispute of any kind involving Home Insurance other than in the ordinary course of business. On June 24, 1997, the Commissioner issued an Order directing Home Insurance not to pay any of the amounts listed above in response to a request from Home Insurance for permission to pay such amounts (which were awarded pursuant to a previously disclosed June 13, 1997 Decision of the Court).

                    On July 7, 1997, Home Insurance filed an appeal from certain orders, including the Order and Judgment, with the Appellate Division, First Department, of the Supreme Court of the State of New York. The Appellate Division granted Home Insurance's application for an interim stay of execution on the Judgment on July 7, 1997 pending a decision on Home Insurance's Motion for a Stay of Enforcement of and Execution on the Judgment, which will be submitted to the Appellate Division on July 14, 1997.

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HOME HOLDINGS INC.

          Dated: July 9, 1997         By: /s/ Richard H. Hershman
                                         ---------------------------
                                         Richard H. Hershman

                                      (Principal Financial and
                                      Accounting Officer through
                                      the Services Agreement, dated
                                      June 12, 1995, between Risk
                                      Enterprise Management Limited,
                                      a Delaware corporation, and
                                      Home Insurance)